UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): July 29, 2011
Mission Broadcasting, Inc. (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
Delaware (State or other jurisdiction of incorporation)	333-62916-02 (Commission File Number)	51-0388022 (IRS Employer Identification No.)
30400 Detroit Road, Suite 304 Westlake, Ohio 44145 (Address of Principal Executive Offices, including Zip Code)
(440) 526-2227 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 29, 2011, Mission Broadcasting, Inc. (the “Company”) entered into an amendment to its senior secured credit facility. The amendment, among other things, modifies the covenant requirements of Nexstar Broadcasting, Inc., which the Company’s facility compliance is based upon.

The foregoing description is qualified in its entirety by reference to the text of the amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Third Amendment to the Third Amended and Restated Credit Agreement, dated as of July 29, 2011, by and among Mission Broadcasting, Inc., Bank of America N.A. and the several Banks parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION BROADCASTING, INC.
Date: August 4, 2011	By:	/s/ Nancie J. Smith
	Name:	Nancie J. Smith
	Title:	Vice President and Secretary (Principal Executive Officer and Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Third Amendment to the Third Amended and Restated Credit Agreement, dated as of July 29, 2011, by and among Mission Broadcasting, Inc., Bank of America N.A. and the several Banks parties thereto.